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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                                   FORM 8-K
               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report                                                    March 3, 2000
Commission File Number                                                   1-6906

                          FIRST SECURITY CORPORATION
            (Exact name of registrant as specified in its charter)
State of incorporation                                                 Delaware
I.R.S. Employer Identification No.                                   87-6118148
Address of principal executive offices            79 South Main, P.O. Box 30006
                                                           Salt Lake City, Utah
Zip Code                                                             84130-0006
Registrant's telephone number, including area code               (801) 246-5976

Items 1-4
         Not Applicable


Item 5.  Other Events
         On March 3, 2000, the Registrant issued a press release with respect to its revenues and earnings. A copy of the press release is attached hereto as Exhibit 99.1.

Item 6.  Resignations of Registrant's Directors
         Not Applicable


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
         (a) Not Applicable
         (b) Not Applicable
         (c) Not Applicable

         The following exhibits are filed with this Current Report on Form 8-K:

Exhibit
Number   Description
99.1     Press release, dated March 3, 2000


Item 8.  Change in fiscal year
         Not Applicable

Item 9.  Sales of Equity Securities Pursuant to Regulation S
         Not Applicable

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST SECURITY CORPORATION
(Registrant)


/s/ Brad D. Hardy                                       March 3, 2000
_____________________________________________________   __________________
Brad D. Hardy                                           Date
Executive Vice President Corporate Services,
General Counsel,
Chief Financial Officer, and
Secretary of First Security Corporation
(Principal Financial and Accounting Officer)

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EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                     Contacts: Brad Hardy
March 3, 2000                                                     801-246-5976

                                                                 Scott Ulbrich
                                                                  801-246-5706

First Security Corporation Merger Update

   SALT LAKE CITY - First Security Corporation (Nasdaq: FSCO) confirmed today that FSCO and Zions Bancorporation (Nasdaq: ZION) remain on track with the scheduled closing of their pending merger-of-equals transaction. The parties have scheduled their respective special shareholders' meetings to vote upon the merger proposal for Wednesday, March 22, 2000, and anticipate being in a position to close the transaction promptly following receipt of the requisite shareholder approvals.

   First Security also reported that recently updated revenue and income projections indicate a decline in the first quarter of 2000 from prior period amounts. On a standalone basis, for the first quarter of 2000 First Security is projecting a decline in revenue of 8% from the fourth quarter of 1999. First Security reported that it is experiencing a revenue decline in certain business lines, most notably mortgage banking, as well as margin compression due to the rising interest rate environment. First Security also believes that its revenue momentum and its funding mix have been adversely affected by the delay in closing the merger with Zions. First Security is also experiencing increased charge-offs in its indirect auto and consumer lending, which it attributes to a temporary systems problem that occurred in October 1999 when a system enhancement was being installed. This systems problem has since been corrected, but higher charge-offs are expected to persist through the first quarter, normalizing for the balance of the year. First Security indicated that earnings for the quarter on a pre-merger basis will be down some $.07 to $.09 per share from the reported earnings of $.33 in the fourth quarter of 1999.

   Spencer F. Eccles, chairman and chief executive officer of First Security, stated, "We remain on track with our expectations regarding the long-term benefits that this merger of equals will bring to our respective shareholders and look forward to completing the hard work of integrating these two outstanding franchises. Despite the unexpected delay in closing the merger, we remain on course with our initially projected level of cost savings to be achieved through the combination."

   Harris Simmons, president and chief executive officer of Zions, stated, "Zions remains committed to supporting the merger."

Forward-Looking Statements
   Except for the historical information in this document, the matters described herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. FSCO cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.

   FSCO advises readers that various risks and uncertainties could affect FSCO's financial performance and could cause FSCO's actual results for future periods to differ materially from those anticipated or projected. These risks and uncertainties include, but are not limited to, those related to: the economic environment, particularly in the regions where FSCO operates; competitive products and pricing; changes in prevailing interest rates; credit and other risks of lending and investment activities; fiscal and monetary policies of the U.S. and other governments; regulations affecting financial institutions; acquisitions and the integration of acquired businesses; technology and associated risks; and other risks and uncertainties affecting FSCO's operations and personnel.

   Be advised that FSCO, as part of its core business, regularly evaluates the potential acquisition of, and holds discussions with, prospective acquisition candidates, which candidates may conduct any type of businesses permissible for a bank holding company and its affiliates. FSCO's discussions in this document are subject to the changes that may result if any such acquisition transaction is completed. FSCO restates its guiding principle that it will not comment on or publicly announce any acquisition until after a binding and definitive acquisition agreement has been reached.

   FSCO specifically disclaims any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

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